UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 25, 2009
Date of Report (Date of earliest event reported)
Adventure Energy, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-154799	26-2317506

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

33 6th Street South, Suite 600 St. Petersburg, FL	33701

(Address of principal executive offices)	(Zip Code)
(727) 824-2800
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
3.02 Unregistered Sales of Equity Securities
Signatures

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2009, Adventure Energy, Inc, a Florida corporation (the “Company”) entered into a Securities Purchase Agreement with Tangiers Investors, LP (“Tangiers”) dated as of September 24, 2009. Pursuant to  the  Securities Purchase Agreement, the  Company  may,  at  its discretion,  periodically  sell  to  Tangiers shares  of  the Company's common stock for a total purchase price of up to $3 million. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay the Company 90% of the lowest volume weighted average  price of the Company's  common stock as quoted by Bloomberg,  LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the  Company's  stock shall be determined  as of the date of each  individual  request for an advance under the Securities Purchase Agreement. Tangiers’obligation to purchase  shares of the  Company's  common stock under the Securities Purchase Agreement is subject to certain  conditions,  including the Company  obtaining  an  effective  registration  statement  for  shares  of  the Company's common stock sold under the Securities Purchase Agreement and is limited to  $100,000  per 10 consecutive  trading days after the advance notice is provided to Tangiers.

Upon the execution of the Securities Purchase Agreement, Tangiers received as a one-time  commitment fee $150,000 worth of shares of the Company's  common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2009, the Company entered into a Debenture Securities Purchase Agreement (“Debenture Agreement”) with Atlas Capital Partners, LLC, (“Atlas”) pursuant to which the Company issued to Atlas Fifty Thousand Dollars ($50,000) in secured convertible debentures (the “Debentures”) dated of even date with the Debenture Agreement. The Debentures were fully funded on September 25, 2009.  The Debentures are convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the lower of (a) $0.25 or (b) seventy percent (70%) of the two lowest volume weighted average prices of common stock for ten (10) trading days immediately preceding the conversion date.  The Debentures have a term of nine (9) months, piggy-back registration rights and accrue interest at a rate equal to seven percent (7%) per year.  The Debentures are secured by certain pledged assets of the Company. The Parties have also entered into an Investor Registration Rights Agreement, pursuant to which the Company has agreed, if required by Atlas, to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws.

Item 3.02. Unregistered Sales of Equity Securities.

Please see Item 1.01 above.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adventure Energy, Inc.
Date: September 30, 2009	By:	/s/ Wayne Anderson
Wayne Anderson
President